UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K/A
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): July 29, 2016 (July 21, 2016)

Chemung Financial Corporation
(Exact Name of Registrant as Specified in Charter)

New York	0-13888	16-1237038
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Chemung Canal Plaza, Elmira, NY 14901
(Address of Principal Executive Offices) (Zip Code)

(607) 737-3711
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Chemung Financial Corporation (the “Corporation”) is filing this Current Report on Form 8-K/A (this “Amendment Filing”) to revise certain information in a press release (the “Original Earnings Release”) furnished by the Corporation with its Current Report on Form 8-K filed with the Securities and Exchange Commission on July 21, 2016 (the “Original Filing”).

Item 2.02. Results of Operations and Financial Condition.

On July 21, 2016, the Corporation issued the Original Earnings Release and furnished the Original Filing to announce financial results for the three and six months ended June 30, 2016.  On July 28, 2016, the Corporation issued an 8-K announcing that it had received Notice of Entry of a decision and order of the New York Supreme Court for the County of Tompkins in the matter of Fane v. Chemung Canal Trust Company and that it would be establishing a legal reserve of $1.2 million in connection with this case as of June 30, 2016.  The 8-K further stated that the previously-furnished press release, dated July 21, 2016, relating to its results of operations and financial condition for the three and six months ended June 30, 2016, should not be relied upon in view of this decision and order and that the Corporation would file a correcting and replacing press release on Form 8-K/A on July 29, 2016.

On July 29, 2016, the Corporation issued a press release (the “Revised Release”) to announce revised financial results for the three and six months ended 2016 to reflect the $1.2 million legal reserve, relating to the matter of Fane v. Chemung Canal Trust Company.  The additional non-interest expense relating to the legal reserve and reduction in income tax expense during the three and six months ended June 30, 2016 are described in the Revised Release, which is furnished as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.

    99.1       Revised Press Release of Chemung Financial Corporation dated July 29, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemung Financial Corporation

Date: July 29, 2016	By:	/s/ Karl F. Krebs
Karl F. Krebs
Executive Vice President, Chief Financial Officer and Treasurer